UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to The McClatchy Company Supplemental Executive Retirement Plan and the Supplemental SERP Benefit for Mr. Pruitt

On February 5, 2009, The McClatchy Company (the “Company”) announced that it will freeze its qualified defined benefit plans effective March 31, 2009.  On February 4, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of The McClatchy Company (the “Company”) approved amendments to each of the following non-qualified plans of the Company (collectively, the “Plans”) covering one or more named executive officers (“NEOs”):

•	The McClatchy Company Supplemental Executive Retirement Plan (the “McClatchy SERP”); and
•
The supplemental retirement benefits for Mr. Pruitt (the “CEO SERP”) provided pursuant to the Amended and Restated Employment Agreement between the Company and Mr. Pruitt (the “CEO”) dated October 20, 2003, as amended on December 16, 2008 (the “CEO Employment Agreement”).

The purpose of the amendments to the Plans is to freeze the future accruals of supplemental retirement income under the Plans, effective as of February 4, 2009, such that no additional benefits shall accrue following February 4, 2009.  The amendments to the McClatchy SERP and the CEO SERP are filed as Exhibits 10.1 and 10.2, respectively, hereto.  The amendment to the CEO SERP takes the form of an amendment to the CEO Employment Agreement.  The summary of the amendments to the Plans set forth above is qualified in its entirety by reference to the text of the amendments.

Description of Plans Prior to the Freeze Amendment

McClatchy SERP

Prior to the freeze amendment the McClatchy SERP operated in tandem with The McClatchy Company Retirement Plan (the “Pension Plan”).  (As noted above, benefits under the Pension Plan will be frozen effective March 31, 2009).  Under the Pension Plan, benefits accrue at a rate of 1.3% of “average monthly earnings” times years of benefit service up to a maximum of 35 years.  For purposes of the Pension Plan, “average monthly earnings” means the monthly base pay averaged over the five consecutive calendar years that produces the highest average.

The Company maintained the McClatchy SERP in order to provide post-retirement income commensurate with years of service to the Company and taking into consideration the NEO’s actual income levels.  The Internal Revenue Code limits the maximum benefit that may be paid under the Pension Plan, by subjecting annual earnings that can be taken into account in the pension formula to a cap (for 2009, $245,000) and by limiting the amount of benefit that can be paid from the plan (for 2009, an annuity at normal retirement age cannot exceed $195,000).  The McClatchy SERP also provided an enhanced pension formula.  Accordingly, the McClatchy SERP benefits are determined without regard to the compensation limit applicable to the Pension Plan and without regard to the maximum annuity payout limit applicable to the Pension Plan.  Furthermore, the McClatchy SERP formula provides a benefit accrued at normal retirement age equal to 1.5% of “enhanced average monthly earnings” multiplied by years of McClatchy SERP participation service, up to a maximum of 35 such years.  For purposes of the McClatchy SERP, “enhanced average monthly earnings” take into account both base salary and the annual incentive compensation. The monthly average is determined for the 36 consecutive months of Pension Plan participation that produces the highest monthly average.  The overall McClatchy SERP benefit is offset by the benefit accrued under the Pension Plan.

Pursuant to the Company’s freeze of the McClatchy SERP, benefits under the SERP will remain at the amount accrued as of February 4, 2009.  This means that no NEO will receive a benefit under the McClatchy SERP attributable to any increase in earnings after February 4, 2009 or to service to the Company and its affiliates after February 4, 2009.

The CEO SERP

The CEO SERP (the terms of which are set forth in the CEO Employment Agreement) provides that the CEO will receive the McClatchy SERP benefits as described above, however, his benefit accrues at a rate of 2% of enhanced monthly average compensation, with a benefit service maximum of 30 years.  Under the CEO SERP, Mr. Pruitt would be entitled to unreduced benefits at age 57, which is the earliest unreduced retirement age under the CEO SERP. On June 1 of each year, the term of the agreement automatically extends for one year so that effective on each June 1, the remaining term of employment is a full three-year period. The Board of Directors can elect to terminate the automatic extension feature of the agreement; however, that election would apply only to term extensions that would become effective more than 60 days after notice.  Currently, the term of the CEO Employment Agreement will expire on June 1, 2012.

Notwithstanding the terms of the CEO Employment Agreement and the rights Mr. Pruitt has under the CEO Employment Agreement to benefits provided by the CEO SERP through June 1, 2012, Mr. Pruitt has requested, and the Compensation Committee has agreed, that benefits under the CEO SERP will be frozen and will remain at the amount accrued as of February 4, 2009.  This means that Mr. Pruitt will not receive a benefit under the CEO SERP attributable to any increase in earnings after February 4, 2009 or to service to the Company and its affiliates after February 4, 2009 notwithstanding the terms of the CEO Employment Agreement.

Adoption of The McClatchy Company Benefit Restoration Plan and The McClatchy Company Bonus Recognition Plan

On February 4, 2009, the Compensation Committee approved the adoption of the following two new executive supplemental retirement plans to provide benefits at significantly reduced levels compared to the McClatchy SERP:

•	The McClatchy Company Benefit Restoration Plan; and
•	The McClatchy Company Bonus Recognition Plan.

The benefits under these plans are described below.  Mr. Pruitt will participate in each of the two new executive supplemental retirement plans.  As noted above, Mr. Pruitt will not receive a benefit replacing the CEO SERP.

The McClatchy Company Benefit Restoration Plan

An employee of the Company and its affiliates whose compensation in any calendar year exceeds the applicable limit of annual earnings that can be taken into account in a pension formula (for 2009, $245,000) automatically becomes a participant in The McClatchy Company Benefit Restoration Plan (the “Benefit Restoration Plan”).  Each NEO would be eligible to participate in the Benefit Restoration Plan.  The Benefit Restoration Plan is filed as Exhibit 10.3 hereto. The summary of the Benefit Restoration Plan set forth below is qualified in its entirety by reference to the text of the Benefit Restoration Plan.

The plan provides that, for each calendar year for which the Company makes a matching contribution to salaried employees under The McClatchy Company Deferred Compensation and Investment Plan (the “401(k) Plan”) generally, the Company will make a matching contribution under the Benefit Restoration Plan to each participant who remains employed by the Company or its affiliates on the last day of such calendar year or who terminated employment during the calendar year on account of retirement on or after age 55, death or disability.  The matching contribution under the Benefit Restoration Plan will equal the rate of any matching contribution applied under the 401(k) Plan for such calendar year multiplied by the participant’s base salary for the calendar year, minus the maximum matching contribution allocable to the participant under the 401(k) Plan for the calendar year. On February 5, 2009, the Company announced that it will temporarily suspend the matching contribution to its 401(k) plans effective March 31, 2009.  So long as there is no matching contribution for employees under the 401(k) Plan, there is no matching contribution made for any participant under the Benefit Restoration Plan.

In addition, the plan provides that for each year for which the Company makes a profit sharing contribution to salaried employees under the 401(k) Plan generally, the Company may make a supplemental contribution under the Benefit Restoration Plan to each participant who remains employed by the Company or its affiliates on the last day of such calendar year or who terminated employment during the calendar year on account of retirement on or after age 55, death or disability.  The supplemental contribution under the Benefit Restoration Plan will equal the supplemental contribution percentage applied under the 401(k) Plan for such year, if any, multiplied by the participant’s base salary for the calendar year, minus the maximum profit sharing contribution allocable to the participant under the 401(k) Plan for the calendar year.  If there is no supplemental contribution made for employees under the 401(k) Plan, there is no supplemental contribution made for any participant under the Benefit Restoration Plan.

Any Company contributions under the Benefit Restoration Plan will be credited to a participant’s bookkeeping account, which account will be adjusted to reflect increases or decreases based on the allocation of the account in one or more investment indexes selected by the Plan Administrator. A participant’s benefits under the Benefit Restoration Plan vest under a three-year vesting schedule.  Except in the case of termination of employment due to a participant’s death, a participant’s vested benefits under the plan will be distributed in three equal annual installments commencing in January of the calendar year following his or her termination date or, if later, as of the first day of the seventh month following his or her termination date.  In the case of a termination of employment due to a participant’s death, the full amount of the participant’s account will be paid to the participant’s beneficiary in a single lump sum.

The McClatchy Company Bonus Recognition Plan

The McClatchy Company Bonus Recognition Plan (the “Bonus Recognition Plan”) contains provisions that are identical to the Benefit Restoration Plan except that participation in the Bonus Recognition Plan is limited to those executives of the Company and its affiliates who are designated from time to time to participate in the plan.  In addition, the rate of Company matching contributions and supplemental contributions, if any, will be applied to a participant’s annual incentive payment.  As with the Benefit Restoration Plan, if there are no matching contributions or supplement contributions under the 401(k) Plan, there are no matching or supplemental contributions under the Bonus Recognition Plan. Each NEO would be eligible to participate in the Bonus Recognition Plan.  The Bonus Recognition Plan is filed as Exhibit 10.4 hereto. The summary of the Bonus Recognition Plan set forth below is qualified in its entirety by reference to the text of the Bonus Recognition Plan.

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit
No.                      Description

10.1                      Amendment to The McClatchy Company Supplemental ExecutiveRetirement Plan

10.2                      Second Amendment to the Amended and Restated Employment Agreementbetween Gary Pruitt and The McClatchy Company

10.3                      The McClatchy Company Benefit Restoration Plan

10.4                      The McClatchy Company Bonus Recognition Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 10, 2009	The McClatchy Company
	By:	/s/ Patrick J. Talamantes
Patrick J. Talamantes Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description
10.1                                           Amendment to The McClatchy Company Supplemental Executive Retirement Plan

10.2                                           Second Amendment to the Amended and Restated Employment Agreementbetween Gary Pruitt and The McClatchy Company

10.3                                           The McClatchy Company Benefit Restoration Plan

10.4                                           The McClatchy Company Bonus Recognition Plan